Exhibit 99.1
FIRST AMENDMENT to the SERVICE LEVEL AGREEMENT
This Amendment (“Amendment”) is made this 12th day of November 2009, by and between Globe University, Inc. and Minnesota School of Business, Inc., Minnesota corporations (collectively “GU/MSB”), and Broadview Institute, Inc. a Minnesota corporation (“Purchaser”).
RECITALS
WHEREAS GU/MSB and Purchaser are parties to that certain Service Level Agreement dated June 30, 2008 (the “Agreement”); and
WHEREAS the parties with to amend the Agreement;
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:
1.	Effective Date. The effective date of this Amendment will be January 1, 2010.

2.	Attachments. The Schedule of Related Fees shall be replaced in its entirety with the Revised Schedule of Related Fees attached hereto.

3.	Affirmation. Except as expressly amended hereby, the Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on the day and year first above written.

GLOBE UNIVERSITY, INC. MINNESOTA SCHOOL OF BUSINESS, INC.
By:	/s/ Kenneth J. McCarthy
	Name:	Kenneth J. McCarthy
	Title:	Chief Financial Officer

BROADVIEW INSTITUTE, INC.
By:	/s/ Jeff Myhre
	Name:	Jeff Myhre
	Title:	Chief Executive Officer

Attachments
1. Revised Schedule of Related Fees

Service Level Agreement
Revised Schedule of Related Fees

			Annual Fees
	Services Supplied By:		Paid by
	Broadview	GU/MSB	Broadview
Facilities & Infrastructure:			—

∞ Buildings	X		$

∞ Furniture and Equipment	X		—

∞ Information Technology		X	78,838

Departments / Functions:

∞ Executive Leadership	X	X	44,640

∞ Finance / Financial Aid	X	X	139,618

∞ Corporate Operations	X	X	54,799

∞ Human Resources/Training		X	52,712

∞ Academic & Student Relations		X	200,635

∞ Corporate Marketing		X	106,789

∞ Government Relations		X	39,263

∞ Information Technology	X	X	105,710

∞ Compliance		X	20,727

∞ On-Line Education	X	X	56,832

TOTAL PER YEAR			$900,563

TOTAL PER MONTH			$75,047